Exhibit 1.1

EXECUTION VERSION

AMERICOLD REALTY TRUST

(a Maryland real estate investment trust)

43,750,000 Common Shares of Beneficial Interest, $0.01 par value per share

UNDERWRITING AGREEMENT

Dated: April 16, 2019

Americold Realty Trust

(a Maryland real estate investment trust)

43,750,000 Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

April 16, 2019

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Goldman Sachs & Co. LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Americold Realty Trust, a Maryland real estate investment trust (the “Company”), and Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership,” and together with the Company, the “Transaction Entities”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Goldman Sachs & Co. LLC (“Goldman”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and Goldman are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 6,562,500 additional Common Shares. The aforesaid 35,500,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 6,562,500 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

In addition, the Company and Bank of America, N.A. (“BofA,” in its capacity as seller of Underwritten Forward Shares (as defined below) hereunder, the “Forward Seller”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and BofA (such letter agreement, the “Forward Sale Agreement,” and BofA, in its capacity as counterparty under the Forward Sale Agreement, the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of Common Shares of the Company equal to the number of Underwritten Borrowed Shares (as defined below) sold by the Forward Seller pursuant to this

Agreement, confirm their agreement with the Representatives and each of the other Underwriters with respect to the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 8,250,000 Common Shares (the “Underwritten Borrowed Shares”). The Underwritten Borrowed Shares and the Company Top-Up Underwritten Shares (as defined in Section 12(a) hereof) are herein referred to collectively as the “Underwritten Forward Shares.”

The Transaction Entities, the Forward Purchaser and the Forward Seller understand that the Underwriters propose to make a public offering of the Securities and the Underwritten Forward Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-229819) covering the public offering and sale of Common Shares, including the Securities and the Underwritten Forward Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and accompanying base prospectus used in connection with the offering of the Securities and the Underwritten Forward Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities and the Underwritten Forward Shares and accompanying final base prospectus in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and accompanying prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities and the Underwritten Forward Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:35 P.M., New York City time, on April 16, 2019 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued prior to the Applicable Time, the most recent preliminary prospectus

(including any documents incorporated therein by reference) that the Company has distributed to the Underwriters for conveyance to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities or the Underwritten Forward Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors , as specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

On April 16, 2019, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Chiller Holdco, LLC, a Delaware limited liability company (“Cloverleaf”), the Persons set forth on the signature pages thereto under the heading “Holdco Sellers,” BCP VII Chiller 892/US T-E Feeder L.P., a Delaware limited partnership, and BCP VII Chiller 892/US T-E Feeder Holdings L.P., a Delaware limited partnership, pursuant to which the Company agreed to acquire all of the issued and outstanding membership interests of Cloverleaf upon the terms and subject to the conditions set forth therein (the “Cloverleaf Acquisition”).

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter, the Forward Seller and the Forward Purchaser at the date hereof, the Applicable Time, the Closing Time (as defined below) and each Date of Delivery (as defined below), if any, and agrees with each Underwriter, the Forward Seller and the Forward Purchaser as follows:

(i)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities and the Underwritten Forward Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)    Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at the time it became effective, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, the Closing Time and each Date of Delivery, if any, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the

Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second and third paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids,” the information under the heading “Underwriting—Electronic Distribution” and the information in the fifth paragraph under “Underwriting—Other Relationships,” in each case contained in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities or the Underwritten Forward Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities or the Underwritten Forward Shares in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, the earliest time thereafter that a Transaction Entity or other offering participant made a bona fide offer of the Securities (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) and the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)    Independent Accountants. (i) The accountants who certified the financial statements and supporting schedules of the Transaction Entities included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Transaction Entities as required by the 1933

Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board; (ii) the accountants who certified the financial statements and supporting schedules of Cloverleaf are, to the knowledge of the Transaction Entities, independent public accountants with respect to Cloverleaf under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (“AICPA”), and its rulings and interpretations; and (iii) the accountants who certified the financial statements and supporting schedules of Zero Mountain, Inc. (“Zero Mountain”) are, to the knowledge of the Transaction Entities, independent public accountants with respect to Zero Mountain under Rule 101 of the Code of Professional Conduct of the AICPA, and its rulings and interpretations.

(vii)    Financial Statements; Non-GAAP Financial Measures. The financial statements of the Transaction Entities included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of each of the Transaction Entities and their consolidated subsidiaries at the dates indicated and the results of operations, shareholders’ equity or partners’ capital, as applicable, and cash flows of each of the Transaction Entities and their consolidated subsidiaries for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, relating to the Transaction Entities and their consolidated subsidiaries present fairly in accordance with GAAP the information required to be stated therein. The summary selected and the selected financial and operating data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements of the Transaction Entities included or incorporated by reference therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)    No Material Adverse Change. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the owned, leased or managed properties of the Transaction Entities and their respective subsidiaries (collectively, the

“Properties”), taken as a whole, or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by either of the Transaction Entities or any of their respective subsidiaries, other than those in the ordinary course of business, that are material with respect to the Transaction Entities and their respective subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Transaction Entities and their respective subsidiaries considered as one enterprise, incurred by either of the Transaction Entities or any of their respective subsidiaries and (D) except for regular quarterly distributions on the Common Shares and the OP Units (as defined below), as applicable, that are consistent with past practice, there has been no distribution of any kind declared, paid or made by either of the Transaction Entities on any class of its shares of beneficial interest, in the case of the Company, any units of limited partnership interest, in the case of the Operating Partnership (“OP Units”), or other form of ownership interests, as applicable.

(ix)    Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, has all power and authority to own, lease and operate its properties, conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into and perform its obligations under this Agreement, the Forward Sale Agreement and the Purchase Agreement, and is duly qualified as a foreign entity to transact business. The Company is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(x)    Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has trust, partnership, limited liability company or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business as a foreign entity. Each subsidiary of the Company is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding ownership interests in each subsidiary of the Company (including, without limitation, all of the issued and outstanding OP Units of the Operating Partnership) have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding ownership interests in any subsidiary of the Company were issued in violation of any preemptive rights or other similar rights. The only subsidiaries of the Company are (A) the subsidiaries of the Company listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X.

(xi)    Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Registration Statement, the General Disclosure

Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no shares of beneficial interest of the Company are reserved for any purpose, (ii) there are no outstanding instruments convertible into or exchangeable for any shares of beneficial interest of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of beneficial interest or any other ownership interests of the Company. Each of (A) the outstanding shares of beneficial interest of the Company (including the Underwritten Borrowed Shares), (B) all outstanding instruments convertible into or exchangeable for any shares of beneficial interest or any other ownership interests of the Company and (C) all outstanding options, rights or warrants to purchase or subscribe for shares of beneficial interest or any other ownership interests of the Company has been duly authorized and validly issued, is fully paid and non-assessable and conforms in all material respects to all statements relating thereto in the Registration Statement, the General Disclosure Package and the Prospectus, and none of such outstanding shares (including the Underwritten Borrowed Shares), instruments, options, rights or warrants were issued in violation of any preemptive rights or other similar rights.

(xii)    Authorization of Agreement and Forward Sale Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities. The Forward Sale Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Forward Purchaser, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xiii)    Purchase Agreement. To the knowledge of the Company, the representations and warranties of Cloverleaf set forth in the Purchase Agreement are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of the date hereof. The Purchase Agreement has been duly authorized, executed and delivered by the Company, and is in full force and effect as of the date hereof. The Company has complied in all material respects with the terms of the Purchase Agreement required to be complied with on or prior to the date hereof and compliance by the Company with its obligations thereunder will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties, assets or operations of either of the Transaction Entities or any of their respective subsidiaries pursuant to, the Agreements and Instruments (as defined below) (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the declaration of trust, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, as applicable, of either of the Transaction Entities or any of their respective subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (as defined below), except in the case of clause (ii) only, for any such violation that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xiv)    Authorization and Description of Securities and Company Top-Up Underwritten Shares. The Securities to be sold by the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when such Securities have been issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, such Securities will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or other similar rights. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder. The certificates, if any, to be used to evidence the Securities will, at the Closing Time, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the Company and the requirements of the New York Stock Exchange. The Company Top-Up Underwritten Shares, if any, to be issued and sold by the Company hereunder have been duly and validly authorized, and, when issued and delivered to and paid for as provided in this Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights or other similar rights. A number of Common Shares equal to the aggregate of two times the initial Base Amount (as such term is defined in the Forward Sale Agreement) under the Forward Sale Agreement has been duly authorized and reserved for issuance under the Forward Sale Agreement, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or other similar rights.

(xv)    Ownership of OP Units. The Limited Partnership Agreement of the Operating Partnership, as amended, is in full force and effect. All of the OP Units issued in exchange for the Securities to be sold by the Company have been duly authorized and, at the Closing Time and each Date of Delivery, if any, will be validly issued, fully paid and non-assessable and will be owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of such OP Units will be issued in violation of any preemptive rights or other similar rights. All of the OP Units issued in exchange for the Company Top-Up Underwritten Shares, if any, to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered, will be validly issued, fully paid and non-assessable and will be owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of such OP Units will be issued in violation of any preemptive rights or other similar rights. All of the OP Units issued in exchange for Common Shares issued upon settlement of the Forward Sale Agreement, if any, to be issued and sold by the Company have been duly authorized and, when issued and delivered, will be validly issued, fully paid and non-assessable and will be owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of such OP Units will be issued in violation of any preemptive rights or other similar rights. The Company is the direct or indirect owner of all OP Units.

(xvi)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and properly waived, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or the Prospectus or otherwise registered for sale or sold under the 1933 Act by either of the Transaction Entities.

(xvii)    Absence of Violations, Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (A) in violation of its declaration of trust, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which any of them may be bound or to which any of their respective Properties, assets or operations is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental agency or body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or their respective Properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Forward Sale Agreement by the Transaction Entities, as applicable, the consummation by the Transaction Entities, as applicable, of the transactions contemplated herein or therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities, the Common Shares issuable by the Company pursuant to the Forward Sale Agreement and any Company Top-Up Underwritten Shares to be sold by the Company and the use of the proceeds from the sale of such securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Transaction Entities with their respective obligations hereunder and thereunder, as applicable, have been duly authorized by all necessary trust or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties, assets or operations of either of the Transaction Entities or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the declaration of trust, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, as applicable, of either of the Transaction Entities or any of their respective subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such financing by either of the Transaction Entities or any of their respective subsidiaries.

(xviii)    Absence of Labor Dispute. No labor dispute with the employees of either of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of either of the Transaction Entities, is imminent, which, in either case, would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xix)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of either of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of their respective subsidiaries, which (A) is required to be disclosed in the Registration Statement, the preliminary prospectus that is included in the General Disclosure Package or the Prospectus (other than as disclosed therein), (B) would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) would materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Forward Sale Agreement or the Purchase Agreement or the performance by the Transaction Entities, as applicable, of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which either of the Transaction Entities or any of their respective subsidiaries is a party or of which any of their respective Properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of either of the Transaction Entities, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or threatened against or affecting Cloverleaf or any of its subsidiaries, which (A) is required to be disclosed in the Registration Statement, the preliminary prospectus that is included in the General Disclosure Package or the Prospectus (other than as disclosed therein), (B) would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) would materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Forward Sale Agreement or the Purchase Agreement or the performance by Cloverleaf of its obligations under the Purchase Agreement. To the knowledge of either of the Transaction Entities, the aggregate of all pending legal or governmental proceedings to which Cloverleaf or any of its subsidiaries is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xx)    Description of Contracts; Accuracy of Exhibits. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts, franchises, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments to which either of the Transaction Entities or their respective subsidiaries are a party are accurate in all material respects. There are no contracts, franchises, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments that are required to be described in the Registration Statement, the preliminary prospectus that is included in the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(xxi)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by either of the Transaction Entities of its respective obligations hereunder or in connection with the offering, issuance, sale or delivery of the Common Shares hereunder or in connection with the Forward Sale Agreement, except such as may be required under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities laws of any U.S. state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxii)    Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, the “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Transaction Entities and their respective subsidiaries are in compliance with the terms and conditions of all of the Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of the Governmental Licenses or the failure of the Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any of the Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)    Title to Property. (A) The Transaction Entities, any of their respective subsidiaries or any joint venture in which either of the Transaction Entities (other than China Merchants Americold Holdings Company Limited and China Merchants Americold Logistics Company Limited) or any of their respective subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, will have good and marketable fee or leasehold title to their respective Properties and assets owned or leased by them, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, result in a Material Adverse Effect; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities, any of their respective subsidiaries or any Related Entity owns any real property other than the Properties described in the Registration Statement, the General Disclosure Package and the Prospectus as being so owned; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, are the legal, valid and binding agreement of the applicable Transaction Entity, a subsidiary thereof or a Related Entity, enforceable against such Transaction Entity, such subsidiary or such Related Entity in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law, and no default or event of default on the part of the Transaction Entities, any of their respective subsidiaries or any Related Entity or, to the knowledge of the Transaction Entities, the counterparties thereto has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities, any of their respective subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, except, in each case, other than such failures to be in full force and effect, for such defaults and such claims as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; (D) all security interests, mortgages, pledges, liens, encumbrances, claims or equities on any of the Properties or assets of either of the Transaction Entities, any of their respective subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person or entity has a right of first refusal or an option to purchase any Property; (F) each Property complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; (G) no mortgage or deed of trust encumbering any Property is convertible into ownership interests in the entity owning such Property and, other than as described in the Registration Statement, the General Disclosure Package and the Prospectus, no mortgage or deed of trust on any Property is cross-defaulted or cross-collateralized with any other Property; and (H) none of the Transaction Entities, any of their respective subsidiaries or any Related Entity or, to the knowledge of either of the Transaction Entities, any lessee of any of the Properties is in default under any of the contracts governing any Properties and none of the Transaction Entities, any of their respective subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such contracts, except, in each case, for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of each Transaction Entity, Cloverleaf has good and marketable fee or leasehold title to its real property and assets owned or leased by Cloverleaf or its subsidiaries, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind, other than those that do not, singly or in the aggregate, result in a Material Adverse Effect.

(xxiv)    Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements (each, a “Joint Venture Agreement”) to which either of the Transaction Entities or any of their respective subsidiaries is a party has been duly authorized, executed and delivered by each Transaction Entity or their respective subsidiaries, as applicable, and constitutes the legal, valid and binding agreement of such Transaction Entity or such subsidiary, enforceable against such Transaction Entity or such subsidiary in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xxv)    Possession of Intellectual Property. The Transaction Entities and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct the business now operated by them, except where such failure to own, possess or acquire such Intellectual Property would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Transaction Entities nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxvi)    Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Transaction Entities, any of their respective subsidiaries, any Related Entity or any of their respective properties is in violation of any Environmental Laws (as defined below), (B) the Transaction Entities, their respective subsidiaries, the Related Entities and the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Transaction Entities, any of their respective subsidiaries or any Related Entity or any of the Properties, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Transaction Entities, any of their respective subsidiaries, any Related Entity or any of the Properties relating to Hazardous Materials or any Environmental Laws, and (E) no Property is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state, local or foreign Governmental Entity having or claiming jurisdiction over such Property pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1388, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxvii)    Utilities and Access. To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the knowledge of the Transaction Entities, each of the Properties has legal access to public roads and all other roads necessary for the use of the applicable Property.

(xxviii)    No Condemnation. Neither Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any Property.

(xxix)    Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Trustees of the Company or, if no such Audit Committee exists, the full Board of Trustees of the Company, have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxx)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxi)    Payment of Taxes. All U.S. federal, state, local and non-U.S. income tax returns of the Transaction Entities and their respective subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Transaction Entities and their respective subsidiaries in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxxii)    ERISA. Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either Transaction Entity would have any liability. Neither Transaction Entity has incurred or could reasonably be expected to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which either Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. No portion of the assets of either Transaction Entity constitutes “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code.

(xxxiii)    Business Insurance. The Transaction Entities and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxxiv)    Title Insurance. Each of the Transaction Entities and their respective subsidiaries and each Related Entity carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property owned or leased by the Transaction Entities or any of their respective subsidiaries or any Related Entity with financially sound and reputable insurers, in an amount not less than such entity’s cost for each such Property, insuring that such entity is vested with good and insurable fee or leasehold title, as the case may be, to each such Property, except, in each case, where the failure to carry or be entitled to the benefits of such title insurance would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxxv)    Investment Company Act. Neither of the Transaction Entities is required, or upon: (A) the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom; (B) the offering and sale of the Company Top-Up Underwritten Shares and the application of the net proceeds therefrom; or (C) the issuance, sale and delivery of Common Shares upon settlement of the Forward Sale Agreement and the application of the net proceeds therefrom, each as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvi)    Absence of Manipulation. Neither of the Transaction Entities nor any of their respective subsidiaries or other controlled affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Underwritten Forward Shares or a violation of Regulation M under the 1934 Act.

(xxxvii)    Foreign Corrupt Practices Act. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, Cloverleaf or any of its subsidiaries, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their respective subsidiaries or of Cloverleaf or any of its subsidiaries is aware of or has taken any action, directly or indirectly, during the past five years, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each of the Transaction Entities and their respective subsidiaries and, to the knowledge of each of the Transaction Entities, their respective affiliates and Cloverleaf and its subsidiaries and affiliates have, during the past five years, conducted their businesses in compliance with the FCPA and any other applicable anti-bribery laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii)    Money Laundering Laws. The operations of each of the Transaction Entities and their respective subsidiaries, and to the knowledge of the Transaction Entities, Cloverleaf and its subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Transaction Entities and Cloverleaf have operations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) in the jurisdictions in which the Transaction Entities or Cloverleaf have operations. No action, suit or proceeding by or before any Governmental Entity involving either of the Transaction Entities or any of their respective subsidiaries, or to the knowledge of the Transaction Entities, Cloverleaf and its subsidiaries, with respect to the Money Laundering Laws is pending or, to the knowledge of either of the Transaction Entities, threatened.

(xxxix)    OFAC. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, Cloverleaf and its subsidiaries, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or Cloverleaf or any of their respective subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her

Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities, Cloverleaf or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds from the sale of the Securities or the Company Top-Up Underwritten Shares or from the settlement of the Forward Sale Agreement, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business (i) with any Person, or in any country or territory, that, at the time of such funding, is a designated target of Sanctions, (ii) in or involving a country or territory which at the time of such funding is the subject of comprehensive country-wide or territory-wide Sanctions, other than Iran, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xl)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities (i) has any material lending or other relationship with any Underwriter, the Forward Seller or the Forward Purchaser or any affiliate of any Underwriter, the Forward Seller or the Forward Purchaser or (ii) intends to use any of the proceeds from the sale of the Securities or the Company Top-Up Underwritten Shares or from the settlement of the Forward Sale Agreement, as the case may be, to repay any outstanding debt owed to any Underwriter, the Forward Seller or the Forward Purchaser or any affiliate of any Underwriter, the Forward Seller or the Forward Purchaser.

(xli)    Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlii)    Real Estate Investment Trust. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 1999. Commencing with its taxable year ended December 31, 1999, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code. The Company’s current organization and proposed method of operation, as described in, and subject to the limitations, qualifications and assumptions set forth in, the Registration Statement, the General Disclosure Package and the Prospectus, do and will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s current organization and proposed method of operation (inasmuch as they affect the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(xliii)    Approval of Listing. The Securities, any Company Top-Up Underwritten Shares and the Common Shares to be issued by the Company and sold pursuant to this Agreement and the Forward Sale Agreement have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(xliv)    Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its shareholders and (B) neither the Operating Partnership nor any direct or indirect subsidiary of the Company is prohibited, directly or indirectly, from making any distributions, directly or indirectly, to the Company, from making any other distribution on any of its ownership interests, from repaying any of its loans or advances, including those made, directly or indirectly, by the Company, or from loaning or otherwise making funds available, directly or indirectly, to the Company.

(xlv)    Finder’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated in this Agreement or the Forward Sale Agreement, except as may otherwise exist with respect to the Underwriters, the Forward Seller or the Forward Purchaser pursuant to this Agreement or the Forward Sale Agreement.

(xlvi)    Certain Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities, on the one hand, and the trustees, officers, shareholders or partners of the Transaction Entities, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xlvii)    Cybersecurity. (A) To the knowledge of the Company and each of its subsidiaries, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xlviii)    Purchase Agreement. To the knowledge of the Company, the representations and warranties of Cloverleaf set forth in the Purchase Agreement are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of the date hereof. The Purchase Agreement has been duly authorized, executed and delivered by the Company, and is in full force and effect as of the date hereof. The Company has complied in all material respects with the terms of the Purchase Agreement required to be complied with on or prior to the date hereof and compliance by the Company with its obligations thereunder will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties, assets or operations of either of the Transaction Entities or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the declaration of trust, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, as applicable, of either of the Transaction Entities or any of their respective subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(b)    Representations and Warranties by the Forward Seller. The Forward Seller represents and warrants to each Underwriter, the Company and the Operating Partnership as of the date hereof, the Applicable Time and the Forward Closing Time (as defined below), as follows:

(i)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Forward Seller and, assuming due authorization, execution and delivery by the Transaction Entities, is a legal, valid and binding obligation of such Forward Seller, enforceable against such Forward Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law. At the Forward Closing Time, the Forward Seller will have full right, power and authority to sell, transfer and deliver the applicable Underwritten Borrowed Shares.

(ii)    Authorization of Forward Sale Agreement. The Forward Sale Agreement between the Company and the Forward Purchaser has been duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(iii)    Underwritten Borrowed Shares. The Forward Seller shall, at the Forward Closing Time, have the free and unqualified right to transfer any Underwritten Borrowed Shares, to the extent that it is required to transfer such Underwritten Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Underwritten Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Underwritten Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(c)    Officer’s Certificates. Any certificate signed by any officer of either of the Transaction Entities delivered to the Representatives, the Forward Purchaser and the Forward Seller or to counsel for the Underwriters, the Forward Seller and the Forward Purchaser shall be deemed a representation and warranty by such Transaction Entity to each Underwriter, the Forward Seller and the Forward Purchaser as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriters.

(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 6,562,500 Option Securities, at the price per share set forth in Schedule A, less an amount per share equal to any distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities (which time and date of payment and delivery shall be at least two business days after the date of delivery of such notice, other than any notice requesting delivery of the Option Securities at the Primary Closing Time (as defined below)). Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Primary Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Underwritten Forward Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Seller (with respect to the Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Forward Shares set forth in Schedule B hereto opposite such Underwriter’s name at $28.70875 per share. The Forward Seller’s obligations extend solely to the number of Underwritten Forward Shares specified opposite its name on Schedule B.

(d)    Conditions. If with respect to the Underwritten Forward Shares, (i) any of the representations and warranties of the Transaction Entities contained in Section 1(a) hereof or any certificate delivered by the Transaction Entities pursuant hereto are not true and correct as of the Forward Closing Time as if made as of the Forward Closing Time; (ii) the Transaction Entities have not performed all of the obligations required to be performed by them under this Agreement on or prior to the Forward Closing Time; (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Forward Closing Time; (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to the Forward Closing Time or the Forward Closing Time shall not have occurred; (v) any of the conditions set forth in Section 3 of the Forward Sale Agreement shall not have been satisfied on or prior to the Forward Closing Time or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreement are not true and correct as of the Forward Closing Time as if made as of the Forward Closing Time (clauses (i) through (vi), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Underwritten Borrowed Shares otherwise deliverable on such date. In addition, in the event the Forward Seller determines that (A) in connection with establishing its hedge position the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Underwritten Borrowed Shares to be sold by it hereunder, or (B) it would be impracticable for the Forward Seller to do so or it would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Forward Closing Time the aggregate number of Common Shares that the Forward Seller or its affiliate is able to so borrow in connection with establishing its hedge position at or below such cost.

(e)    Notice. If the Forward Seller elects, pursuant to Section 2(d) hereof, not to borrow and deliver for sale to the Underwriters on the Forward Closing Time the total number of Underwritten Borrowed Shares to be sold by it hereunder, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the Forward Closing Time. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Company Top-Up Underwritten Shares prior to the business day following notice to the Company of the relevant number of Underwritten Forward Shares so deliverable in accordance with this Section 2(e).

SECTION 3.    Delivery and Payment; Closing.

(a)    Payment for Securities. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Primary Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Primary Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(b)    Payment for Underwritten Forward Shares. Payment for the Underwritten Forward Shares shall be made by the Underwriters to the Forward Seller (with respect to the Underwritten Borrowed Shares) or to the Company (with respect to any Company Top-Up Underwritten Shares) by wire transfer of immediately available funds to bank accounts designated by the Forward Seller and the Company, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Underwritten Forward Shares to be purchased by them at 9:00 A.M. (New York City time) on April 22, 2019, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Forward Seller or the Company, as applicable, or as provided in Section 12 hereof (such date and time of delivery and payment for such Underwritten Forward Shares being herein called the “Forward Closing Time”). Delivery of the Underwritten Forward Shares shall be made, and the Underwritten Forward Shares shall be registered in, the name of Cede as nominee of The Depository Trust Company, and available for checking in New York, New York not later than 4:00 P.M. (New York City time) on the business day prior to the Forward Closing Time. For purposes of this Agreement, references to “Closing Time” shall include the “Primary Closing Time” and “Forward Closing Time.”

(c)    Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Primary Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 4:00 P.M. (New York City time) on the business day prior to the Primary Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 4.    Covenants of the Transaction Entities. Each of the Transaction Entities covenants with each Underwriter, the Forward Seller and the Forward Purchaser, as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430B, and will notify the Representatives, the Forward Seller and the Forward Purchaser immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities or the Underwritten Forward Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities or the Underwritten Forward Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities and the Underwritten Forward Shares within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities or the Underwritten Forward Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities or the Underwritten Forward Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities or the Underwritten Forward Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, the Forward Seller and the Forward Purchaser or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives, the Forward Seller and the Forward Purchaser notice of such event, (B) prepare, as applicable, any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives, the Forward Seller and the Forward Purchaser with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Representatives, the Forward Seller or the Forward Purchaser or counsel for the Underwriters, the Forward Seller and the Forward Purchaser shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters, the Forward Seller and the Forward Purchaser may reasonably request. The Company has given the Representatives, the Forward Seller and the Forward Purchaser written notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; and the Company will give the Representatives, the Forward Seller and the Forward Purchaser notice of its intention to make any filings pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time, will furnish the Representatives, the Forward Seller and the Forward Purchaser with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives, the Forward Seller or the Forward Purchaser or counsel for the Underwriters, the Forward Seller and the Forward Purchaser shall reasonably object.

(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives, the Forward Seller and the Forward Purchaser and counsel for the Underwriters, the Forward Seller and the Forward Purchaser, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters, the Forward Seller and the Forward Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, the Forward Seller and the Forward Purchaser, without charge, as many copies of each preliminary prospectus as such Underwriter, the Forward Seller and the Forward Purchaser reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus and any amendments or supplements thereto furnished to the Underwriters, the Forward Seller and the Forward Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities and the Underwritten Forward Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities and the Underwritten Forward Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities to be sold by the Company, the Company Top-Up Underwritten Shares, if any, and the net proceeds, if any, due upon settlement of the Forward Sale Agreement, in each case, in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Shares (including the Securities, any Company Top-Up Underwritten Shares and the Common Shares to be issued by the Company and sold pursuant to this Agreement and the Forward Sale Agreement) on the New York Stock Exchange.

(i)    Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus (the “Lock-Up Period”), neither Transaction Entity will, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including, without limitation, OP Units) or file any registration statement under the 1933 Act with respect to any of the foregoing or publicly announce the intention to do any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap, other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities or the Company Top-Up Underwritten Shares to be sold by the Company hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security, in each case outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Common Shares issued pursuant to any non-employee trustee share plan or distribution reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing of any registration statement on Form S-8 to register Common Shares pursuant to any equity incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (F) the entry into the Forward Sale Agreement and issuance and delivery of Common Shares pursuant to the Forward Sale Agreement, (G) the issuance, offer or sales of Common Shares and other actions under the Letter Agreement between the Company and Bank of America, N.A., dated as of September 13, 2018, as amended, or (H) any Common Shares or OP Units, in the aggregate not to exceed 5% of the Common Shares and OP Units outstanding, issued in connection with equity awards made pursuant to the Company’s equity award plans in effect as of the date hereof or other acquisitions of real property or real property companies; provided, however, that the recipients of Common Shares or OP Units issued in connection with such an acquisition shall be required to agree in writing not to sell, offer, dispose of or otherwise transfer any such Common Shares or OP Units during the remainder of the Lock-Up Period without the prior written consent of Merrill Lynch. Notwithstanding the foregoing, the Company may establish or amend a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Lock-Up Period.

(j)    Reporting Requirements. The Company, during the period when a prospectus relating to the Securities or the Underwritten Forward Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities to be sold by the Company or the Underwritten Forward Shares as may be required under Rule 463 under the 1933 Act.

(k)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, the Forward Seller and the Forward Purchaser, it will not make any offer relating to the Securities or the Underwritten Forward Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Representatives, the Forward Seller and the Forward Purchaser will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Representatives, the Forward Seller and the Forward Purchaser. Any such free writing prospectus consented to, or deemed consented to, as the case may be, by the Representatives, the Forward Seller and the Forward Purchaser is referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus, or any preliminary prospectus or other prospectus deemed to be part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives, the Forward Seller and the Forward Purchaser and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)    Absence of Manipulation. Neither of the Transaction Entities nor any of their respective subsidiaries or other controlled affiliates will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Underwritten Forward Shares or a violation of Regulation M under the 1934 Act.

(m)    REIT Qualification. The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code until the Board of Trustees of the Company determines that it is no longer in the best interests of the Company and its shareholders to qualify as a REIT.

(n)    Compliance with the Sarbanes-Oxley Act. Each of the Transaction Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(o)    Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “FinCEN Certification”), together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the FinCEN Certification.

SECTION 5.    Payment of Expenses.

(a)    Expenses. Each of the Transaction Entities, jointly and severally, agrees to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits thereto) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities or the Underwritten Forward Shares to the Underwriters, including any share or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities or the Underwritten Forward Shares to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors and the fees and disbursements of Cloverleaf’s accountants, (iv) the qualification of the Securities or the Underwritten Forward Shares under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable and documented out-of-pocket fees and disbursements of counsel for the Underwriters, the Forward Purchaser and the Forward Seller in connection therewith and in connection with the preparation of the Blue Sky

Survey and any supplement thereto (not to exceed $10,000 in the aggregate), (v) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Common Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities and the Underwritten Forward Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities and the Underwritten Forward Shares (such fees and disbursements of counsel not to exceed $25,000 in the aggregate), (ix) the fees and expenses incurred in connection with the listing of the Securities, any Company Top-Up Underwritten Shares and the Common Shares to be issued by the Company and sold pursuant to this Agreement and the Forward Sale Agreement on the New York Stock Exchange, (x) the registration of any shares issuable pursuant to the Forward Sale Agreement under the 1934 Act, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities or the Underwritten Forward Shares made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii). Except as explicitly provided in this Section 5(a) or Section 5(b), Section 7 or Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors, all travel and lodging expenses of their employees and other advisors in connection with the road show.

(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Underwriters (or, in the case of a termination pursuant to Section 11, the non-defaulting Underwriters), the Forward Purchaser and the Forward Seller for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters, the Forward Purchaser and the Forward Seller.

SECTION 6.    Conditions of the Obligations of the Underwriters and Forward Seller. The obligations of the several Underwriters and the Forward Seller hereunder, as applicable, are subject to the accuracy of the representations and warranties of the Transaction Entities contained in Section 1(a) hereof as of the date hereof, the Applicable Time, the Closing Time or in certificates of any officer of either of the Transaction Entities delivered pursuant to the provisions hereof, as the case may be, to the performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The final prospectus supplement relating to the Securities and the Underwritten Forward Shares and accompanying final base prospectus have been filed with the Commission within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8). The Company shall have paid the required Commission filing fees relating to the Securities and the Underwritten Forward Shares within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with

Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)    Opinion of Counsel for Company. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion, dated the Closing Time, of King & Spalding LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(c)    Opinion of Chief Legal Officer of Company. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion, dated the Closing Time, of James Snyder, the Executive Vice President and Chief Legal Officer of the Company, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(d)    Opinion of Maryland Counsel for Company. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion, dated the Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(e)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representatives, the Forward Purchaser and the Forward Seller shall reasonably request. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(f)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the Properties taken as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives, the Forward Purchaser and the Forward Seller shall have received a certificate of the Chief Executive Officer or President of the Transaction Entities and of the chief financial or chief accounting officer of the Transaction Entities, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Transaction Entities contained in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)    Accountant’s Comfort Letter Relating to the Transaction Entities. At the time of the execution of this Agreement, the Representatives, the Forward Purchaser and the Forward Seller shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, addressed to the Underwriters, the Forward Purchaser and the Forward Seller and to the Company’s Board of Trustees, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)    Accountant’s Comfort Letter Relating to Cloverleaf. At the time of the execution of this Agreement, the Representatives, the Forward Purchaser and the Forward Seller shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, addressed to the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial information of Cloverleaf contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)    Accountant’s Comfort Letter Relating to Zero Mountain. At the time of the execution of this Agreement, the Representatives, the Forward Purchaser and the Forward Seller shall have received from Landmark PLC a letter, dated such date, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, addressed to the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial information of Zero Mountain contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)    Bring-down Comfort Letter Relating to the Transaction Entities. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received from Ernst & Young LLP a letter, dated the Closing Time, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, addressed to the Underwriters, the Forward Purchaser and the Forward Seller and to the Company’s Board of Trustees, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(g) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k)    Bring-down Comfort Letter Relating to Cloverleaf. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received from Deloitte & Touche LLP a letter, dated the Closing Time, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, addressed to the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(h) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l)    Bring-down Comfort Letter Relating to Zero Mountain. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received from Landmark PLC a letter, dated the Closing Time, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, addressed to the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(i) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(m)    Approval of Listing. At the Closing Time, the Securities, any Company Top-Up Underwritten Shares and the Common Shares to be issued by the Company and sold pursuant to this Agreement and the Forward Sale Agreement shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(n)    No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities and the Underwritten Forward Shares.

(o)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Annex I hereto signed by the persons listed on Schedule D hereto.

(p)    Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Transaction Entities or any of their respective subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(q)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Transaction Entities contained herein and the statements in any certificates furnished by the Transaction Entities or any of their respective subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the following shall have been delivered:

(i)    Officers’ Certificate. The Representatives, the Forward Purchaser and the Forward Seller shall have received a certificate, dated such Date of Delivery, of the Chief Executive Officer or President of the Transaction Entities and of the chief financial or chief accounting officer of the Transaction Entities, confirming that the certificate delivered at the Closing Time pursuant to Section 6(f) hereof remains true and correct as of such Date of Delivery.

(ii)    Opinion of Counsel for Company. The Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion of King & Spalding LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iii)    Opinion of Chief Legal Officer of Company. The Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion of James Snyder, the Executive Vice President and Chief Legal Officer of the Company, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv)    Opinion of Maryland Counsel for Company. The Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion of Venable LLP, Maryland counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(v)    Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof.

(vi)    Bring-down Comfort Letter Relating to the Transaction Entities. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives, the Forward Purchaser and the Forward Seller pursuant to Section 6(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vii)    Bring-down Comfort Letter Relating to Cloverleaf. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives, the Forward Purchaser and the Forward Seller pursuant to Section 6(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(viii)    Bring-down Comfort Letter Relating to Zero Mountain. A letter from Landmark PLC, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives, the Forward Purchaser and the Forward Seller pursuant to Section 6(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(r)    Additional Documents. At the Closing Time and at each Date of Delivery, if any, counsel for the Underwriters, the Forward Purchaser and the Forward Seller shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to deliver the opinions reasonably requested by the Underwriters, the Forward Purchaser and the Forward Seller as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities and the Underwritten Forward Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, the Forward Purchaser and the Forward Seller.

(s)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 16, 17, 18 and 19 shall survive any such termination and remain in full force and effect.

SECTION 7.    Indemnification.

(a)    Indemnification of Underwriters, Forward Purchaser and Forward Seller. Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, each of their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities and the Underwritten Forward Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials, as the case may be, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Transaction Entities; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of Transaction Entities, Trustees and Officers, Forward Purchaser and Forward Seller. Each Underwriter severally agrees to indemnify and hold harmless (i) each Transaction Entity, the Company’s trustees, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and (ii) the Forward Purchaser and the Forward Seller and each person, if any, who controls the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with the Underwriter Information.

(c)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) and 7(b)(ii) hereof, counsel for the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b)(i) hereof, counsel for the indemnified parties shall be selected by the Transaction Entities, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.    Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, from the offering of the Securities and the Underwritten Forward Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the parties shall be deemed to be the same respective proportions as (x) in the case of the Transaction Entities, the net proceeds from the offering of the Securities and Underwritten Forward Shares (before deducting expenses) received by the Transaction Entities (such net proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement, assuming Physical Settlement (as such term is defined in the Forward Sale Agreement) of the Forward Sale Agreement), (y) in the case of the Underwriters, the total underwriting discount received by the Underwriters, and (z) in the case of the Forward Seller, the aggregate Spread (as defined in the Forward Sale Agreement) retained by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller.

The relative fault of the Transaction Entities , on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters, the Forward Purchaser or the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities, the Underwriters, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public, and (ii) the Forward Seller shall not be required to contribute an amount in excess of the aggregate Spread retained by the Forward Purchaser under the Forward Sale Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s, Forward Purchaser’s and Forward Seller’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, Forward Purchaser or Forward Seller and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of either of the Transaction Entities or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, Forward Purchaser, Forward Seller or its Affiliates or selling agents, any person controlling any Underwriter, Forward Purchaser, Forward Seller, its officers or directors or trustees or any person controlling either of the Transaction Entities and (ii) delivery of and payment for the Securities and Underwritten Forward Shares.

SECTION 10.    Termination of Agreement.

(a)    Termination. The Representatives may terminate this Agreement by notice to the Transaction Entities, the Forward Purchaser and the Forward Seller, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the Properties taken as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities or Underwritten Forward Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or the NYSE MKT or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 16, 17, 18 and 19 shall survive such termination and remain in full force and effect.

SECTION 11.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities or Underwritten Forward Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, within 24 hours after such default by one or more Underwriters, the Representatives do not arrange for the purchase of all, but not less than all, of the Defaulted Securities, then the Transaction Entities shall be entitled to (but shall not be obligated to) take a further period of 24 hours within which to procure one or more underwriters reasonably satisfactory to the Representatives to purchase the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, neither the Representatives nor the Company shall have completed such arrangements within such respective periods, then:

(i)    if the number of Defaulted Securities does not exceed 10% of the aggregate number of Securities and Underwritten Forward Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)    if the number of Defaulted Securities exceeds 10% of the aggregate number of Securities and Underwritten Forward Shares to be purchased on such date, this Agreement or, with respect to each Date of Delivery, if any, which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter, the Forward Purchaser, the Forward Seller, the Transaction Entities or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Sections 7 and 8 hereof.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.    Additional Issuance and Sale by the Company.

(a)    Company Top-Up Underwritten Shares. In the event that (i) all the Conditions are not satisfied on or prior to the Forward Closing Time (in respect of the Underwritten Borrowed Shares) and the Forward Seller elects, pursuant to Section 2(d) hereof not to deliver the total number of Underwritten Borrowed Shares deliverable by the Forward Seller hereunder or (ii) the Forward Seller determines that (A) it is unable to borrow and deliver for sale under this Agreement a number of Common Shares equal to the total number of the Underwritten Borrowed Shares to be sold by it or (B) it would be impracticable for the Forward Seller to borrow and deliver for sale under this Agreement the total number of Underwritten Borrowed Shares or it would incur a stock loan cost of more than 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Underwritten Borrowed Shares to be sold by it then, in each case, the Company shall issue and sell to the Underwriters on the Forward Closing Time pursuant to Sections 2(c) and 3(b) hereof, in whole but not in part, an aggregate number of Common Shares equal to the number of Underwritten Borrowed Shares otherwise deliverable on such date that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Forward Closing Time for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The Common Shares sold by the Company to the Underwriters pursuant to this Section 12(a) in lieu of any Underwritten Borrowed Shares are referred to herein as the “Company Top-Up Underwritten Shares.”

(b)    Underwritten Borrowed Shares. Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Underwritten Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Forward Closing Time and the Forward Seller elects, pursuant to Section 2(d) hereof not to deliver and sell to the Underwriters the Underwritten Borrowed Shares to be sold by it, (ii) the Forward Seller or an affiliate thereof is unable to borrow and deliver for sale under this Agreement on the Forward Closing Time a number of Common Shares equal to the number of the Underwritten Borrowed Shares to be sold by it or (iii) in the Forward Purchaser’s sole judgment, the Forward Seller or its affiliate would incur a stock loan cost of more than 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Underwritten Borrowed Shares to be sold by it.

SECTION 13.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at: Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department (Fax: (646) 855-3073), with a copy to ECM Legal (Fax: (212) 230-8730); and Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, attention of Registration Department; notices to the Forward Purchaser or Forward Seller shall be directed to them at: Bank of America, N.A. at c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, attention of Robert Stewart, Assistant General Counsel (Fax: (646) 822-5618); and notices to the Transaction Entities shall be directed to them at 10 Glenlake Parkway, South Tower, Suite 600, Atlanta, Georgia 30328, attention of Marc Smernoff (email: marc.smernoff@americold.com), with a copy to King & Spalding LLP, 1180 Peachtree Street, N.E., Atlanta, GA 30309, Attention: C. Spencer Johnson, III.

SECTION 14.    No Advisory or Fiduciary Relationship. Each of the Transaction Entities acknowledges and agrees that (a) the purchase and sale of the Securities and Underwritten Forward Shares pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction among the Transaction Entities, on the one hand, and the several Underwriters, the Forward Purchaser and the

Forward Seller, on the other hand, (b) in connection with the offering of the Securities and the Underwritten Forward Shares and the process leading thereto, each of the Underwriters, the Forward Purchaser and the Forward Seller is and has been acting solely as a principal and is not the agent or fiduciary of either of the Transaction Entities or any of their respective subsidiaries, or their respective shareholders, unitholders, creditors, employees or any other party, (c) no Underwriter, Forward Purchaser or Forward Seller has assumed or will assume an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering of the Securities or the Underwritten Forward Shares or the process leading thereto (irrespective of whether such Underwriter, Forward Purchaser or Forward Seller has advised or is currently advising either of the Transaction Entities or any of their respective subsidiaries on other matters) and no Underwriter, Forward Purchaser or Forward Seller has any obligation to the Transaction Entities with respect to the offering of the Securities or the Underwritten Forward Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters, the Forward Purchaser and the Forward Seller and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any of the Transaction Entities, and (e) the Underwriters, the Forward Purchaser and the Forward Seller have not provided any business, legal, accounting, regulatory or tax advice with respect to the offering of the Securities or the Underwritten Forward Shares and each of the Transaction Entities has consulted its own business, legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Forward Purchaser, the Forward Seller and the Transaction Entities and their respective successors. The parties hereby agree that Merrill Lynch may, without notice to the Company, the Operating Partnership or any other party hereto, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned, directly or indirectly, by Bank of America Corporation to which all or substantially all of Merrill Lynch’s investment banking or related business may be transferred following the date of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Purchaser, the Forward Seller and the Transaction Entities and their respective successors and the Affiliates, selling agents, controlling persons and officers and trustees referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Purchaser, the Forward Seller and the Transaction Entities and their respective successors, and said Affiliates, selling agents, controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities or the Underwritten Forward Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.    Trial by Jury. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders or unitholders, as applicable, and affiliates), and each of the Underwriters, the Forward Purchaser and the Forward Seller hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 19.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 20.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 23.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a valid and legally binding agreement among the Underwriters, the Forward Seller, the Forward Purchaser and the Transaction Entities in accordance with its terms.

Very truly yours,

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name: Marc Smernoff
Title: Executive Vice President and Chief Financial Officer

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

By:	Americold Realty Trust, its General Partner

By:	/s/ Marc Smernoff
Name: Marc Smernoff
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:	/s/ Chris Djoganopoulos
Authorized Signatory

GOLDMAN SACHS & CO. LLC

By:	/s/ Elizabeth Wood
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

BANK OF AMERICA, N.A.

Acting in its capacity as Forward Seller

By:	/s/ Jake Mendelsohn
Authorized Signatory

[Signature Page to Underwriting Agreement]

BANK OF AMERICA, N.A.

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Jake Mendelsohn
Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $29.75.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $28.70875, being an amount equal to the initial public offering price set forth above less $1.04125 per share, subject to adjustment in accordance with Section 2(b) for any distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,780,000
Goldman Sachs & Co. LLC	7,987,500
Citigroup Global Markets Inc.	3,727,500
J.P. Morgan Securities LLC	3,727,500
RBC Capital Markets, LLC	2,130,000
BB&T Capital Markets, a division of BB&T Securities, LLC	710,000
BTIG, LLC	710,000
Citizens Capital Markets, Inc.	710,000
Rabo Securities USA, Inc.	710,000
Raymond James & Associates, Inc.	710,000
Regions Securities LLC	710,000
SunTrust Robinson Humphrey, Inc.	710,000
Robert W. Baird & Co. Incorporated	177,500

Total	35,500,000

Sch A-1

SCHEDULE B

Name of Underwriter	Number of Underwritten Forward Shares to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,970,000
Goldman Sachs & Co. LLC	1,856,250
Citigroup Global Markets Inc.	866,250
J.P. Morgan Securities LLC	866,250
RBC Capital Markets, LLC	495,000
BB&T Capital Markets, a division of BB&T Securities, LLC	165,000
BTIG, LLC	165,000
Citizens Capital Markets, Inc.	165,000
Rabo Securities USA, Inc.	165,000
Raymond James & Associates, Inc.	165,000
Regions Securities LLC	165,000
SunTrust Robinson Humphrey, Inc.	165,000
Robert W. Baird & Co. Incorporated	41,250

Total	8,250,000

Forward Seller	Number of Underwritten Forward Shares to be Sold
Bank of America, N.A.	8,250,000

Total	8,250,000

Sch B-1

SCHEDULE C-1

Pricing Terms

1.    The Company is selling 35,500,000 Common Shares.

2.    The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 6,562,500 Common Shares.

3.    The number of Underwritten Forward Shares: 8,250,000 Common Shares

4.    The initial public offering price per share for the Securities shall be $29.75.

5.    The initial forward sale price of the Underwritten Forward Shares shall be $28.70875.

Sch C-1-1

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C-2-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Name

Fred Boehler

Marc Smernoff

James Harron

Thomas Novosel

James Snyder

Carlos Rodriguez

David Stuver

George J. Alburger, Jr.

Bradley J. Gross

James R. Heistand

Michelle M. MacKay

Mark R. Patterson

Andrew P. Power

Sch D-1

ANNEX I

April 16, 2019

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated,

Goldman Sachs & Co. LLC

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re:    Proposed Public Offering by Americold Realty Trust

Dear Sirs:

The undersigned, a shareholder, officer and/or trustee of Americold Realty Trust, a Maryland real estate investment trust (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Goldman Sachs & Co. LLC (“Goldman,” and together with Merrill Lynch, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the forward seller named therein, the forward purchaser named therein, the Company and Americold Realty Operating Partnership, L.P. (the “Operating Partnership”) providing for the public offering of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, officer and/or trustee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date of the preliminary prospectus (as defined in the Underwriting Agreement) that is to be included in the General Disclosure Package (as defined in the Underwriting Agreement) (the “Preliminary Prospectus”) and ending on the date (the “Expiration Date”) that is 45 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of (together, “Transfer”) any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including, without limitation, units of limited partnership interest in the Operating Partnership), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or publicly announce the intention to do any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of

Annex I-1

ownership of the Lock-Up Securities, whether any such swap, other agreement or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise (as described in this clause (ii), an “Other Transaction”).

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may Transfer the Lock-Up Securities (or, where provided below, enter into Other Transactions) without the prior written consent of Merrill Lynch, provided that (a) with respect to Transfers pursuant to clauses (i), (ii) and (iii) below, (1) Merrill Lynch receives a signed lock-up agreement for the balance of the period prior to the Expiration Date from each donee, trustee, distributee, or transferee, as the case may be (unless such donee, trustee, distributee or transferee has already signed such a lock-up agreement), (2) any such Transfer shall not involve a disposition for value, (3) such Transfers are not required to be reported with the Securities and Exchange Commission (the “Commission”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such Transfers, (b) with respect to Transfers pursuant to clauses (iv) and (v) below, any Lock-Up Securities received upon such conversion, exchange or exercise shall remain subject to this lock-up agreement, and (c) with respect to Transfers pursuant to clauses (iv), (v), (vi) and (vii) below, any required filing reporting any such Transfer with the Commission pursuant to Section 16 of the 1934 Act shall briefly note the applicable circumstances that cause such exception to apply and explain that such filing relates solely to Transfers within such exception, unless, in the case of clause (vi), such disclosure would be prohibited by any applicable law, regulation or order of a court or regulatory agency (provided that in no event shall the undersigned voluntarily effect any public filing or report regarding such Transfers):

(i)	as a bona fide gift or gifts; or

(ii)

to any immediate family member of the undersigned, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	by will or intestacy upon the death of the undersigned; or

(iv)	through the conversion, exchange or exercise of any securities convertible into or exercisable or exchangeable for Lock-Up Securities; or

(v)

to exercise or settle, via a disposition to the Company, equity awards disclosed in the registration statement relating to the public offering of Common Shares, including through any “cashless” exercise thereof, including a disposition to the Company for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of such exercise or settlement; or

(vi)	pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Common Shares; or

(vii)

pursuant to a bona fide third party tender offer, merger, consolidation, equity purchase or other similar transaction or series of related transactions involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with such transaction or series of related transactions, or vote any Lock-Up Securities in favor of such transaction or series of related transactions), provided that in the event such transaction or series of related transactions is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement.

Annex I-2

For purposes of this lock-up agreement, “change of control” means any bona fide third party tender offer, merger, consolidation, equity purchase or other similar transaction or series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of 50% or more of the total voting power of all classes and series of shares of beneficial ownership generally entitled to vote in the election of trustees of the Company.

Furthermore, the undersigned may sell Common Shares purchased by the undersigned on the open market following the public offering of Common Shares if and only if (a) such sales are not required to be reported in any public report or filing with the Commission, or otherwise, and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, the undersigned may enter into or modify a sales plan in accordance with Rule 10b5-1 promulgated under the 1934 Act if permitted by the Company, provided that (1) no sales may be made pursuant to such plan until after the Expiration Date and (2) no filing by any person under the 1934 Act or other public announcement shall be required or shall be made voluntarily in connection therewith.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This lock-up agreement shall be terminated and the undersigned released from its obligations hereunder if, for any reason, (1) the Company delivers written notice to the Representatives that the Company does not intend to proceed with the public offering of Common Shares or files an application to withdraw the registration statement related to such public offering, (2) each of the Representatives informs the Company that it does not intend to proceed as an underwriter for the public offering of Common Shares, (3) the Underwriting Agreement has not become effective on or before May 15, 2019 or (4) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the Common Shares to be sold thereunder.

THIS LOCK-UP AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Signature:

Print Name:

Annex I-3